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                                                                     EXHIBIT 1.1


                          _______________________, 1997

                        3,875,500 SHARES OF COMMON STOCK

                             MEADE INSTRUMENTS CORP.

                             UNDERWRITING AGREEMENT


MORGAN KEEGAN & COMPANY, INC.
CROWELL, WEEDON & CO.
  as Representatives of the
  several Underwriters named in
  Schedule I attached hereto
c/o Morgan Keegan & Company, Inc.
50 North Front Street, 20th Floor
Memphis, Tennessee 38103

Dear Sirs:

         Meade Instruments Corp., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 2,500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and the selling stockholder of the Company named in Schedule II hereto (the "Selling Stockholder") proposes to sell to the Underwriters an additional 870,000 shares of Common Stock, which aggregate of 3,370,000 shares of Common Stock are referred to herein as the "Firm Shares." In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Selling Stockholder proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 130,000 shares of Common Stock and the Company proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 375,500 shares (which aggregate of 505,500 shares are referred to herein as the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below. All references herein to the Company and representations and warranties relating thereto give effect to the merger of Meade Instruments Corp., a California corporation (the "Predecessor"), with and into the Company, as a result of which the Company shall be the surviving corporation, which merger shall be consummated prior to the Closing Date (as defined below). Accordingly, all references to the Company herein shall be deemed to include the Company and its Predecessor.
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         1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
STOCKHOLDER.

         A. The Company represents and warrants to, and agrees with, the Underwriters that:

              (a) A registration statement on Form S-1 (File No. 333-211123) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared.

              The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations, or (iii) a term sheet as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations (a "Term Sheet"). As filed, such amendment and form of final prospectus, or such final prospectus, or such Term Sheet, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Underwriting Agreement (this "Agreement") was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

              The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes or became effective including all financial schedules and exhibits thereto and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes or became effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes or became effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the


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         prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, (ii) if the Company relies on Rule 434 of the Rules and Regulations, the Term Sheet relating to the Shares that is first filed pursuant to Rule 424(b)(7) of the Rules and Regulations, together with the Preliminary Prospectus identified therein that such Term Sheet supplements, or, (iii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes or became effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes or became effective pursuant to Rule 430A of the Rules and Regulations. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of the Term Sheet.

              (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes or became effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain or contained all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform, or did in such respects conform, to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, no representation or warranty contained in this subsection 1.A(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, reciting in writing that it is specifically for use in the preparation thereof.

              (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus;


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         the Company is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect; the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

              (d) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and the outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable, have been duly approved for quotation on the Nasdaq National Market; the issued and outstanding shares of Common Stock and the outstanding options described in the Prospectus have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to any description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

              (e) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. The Shares to be sold by the Selling Stockholder have been duly authorized, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares pursuant to this Agreement. No holder of any securities of the Company has any right that has not been waived to require the Company to register the sale of any shares of Common Stock or other securities of the Company owned by such holder under the Act in the public offering


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         contemplated by this Agreement. No further approval or authority of the stockholders, the Board of Directors of the Company or any other party will be required for the transfer and sale of the Firm Shares or the Additional Shares to be sold as contemplated herein except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

              (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors, and (ii) to the extent that rights to indemnity or contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, as amended or restated, or other organizational documents, of the Company, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, or, to the Company's best knowledge, adversely change any other rights pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body, or arbitrator (domestic or foreign) applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the NASD.

              (g) Price Waterhouse LLP, who has expressed its opinion with respect to the financial statements and schedules of the Company, filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

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              (h) The financial statements and schedules, if any, of the
         Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial positions of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company, respectively, for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 1.A(g). No other financial statements, schedules or information are required by the Act or the Rules and Regulations to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Registration Statement, Prospectus or Preliminary Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable.

              (i) Except as disclosed in the Prospectus, and except as to violations, breaches, defaults and events of default that individually or in the aggregate would not have a material adverse effect on the Company, (i) the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, as amended or restated, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties are bound; and (ii) there does not exist any state of facts that constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

              (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described or filed as required. The descriptions of the contracts in the Prospectus are accurate in all material respects and fairly present the information required by the Act and/or the Rules and Regulations to be presented in Form S-1; except as disclosed in the Prospectus, the contracts so described in the Prospectus are in full force and effect on the date hereof, and the Company or, to the best of the Company's knowledge, any other party is not in breach of or default under any of such contracts other than any such breach or default as would not, individually or in the aggregate, prevent or


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         adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company.

              (k) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject or related to environmental or discrimination matters, that might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company; and no labor disturbance by the employees of the Company exists or is imminent that might be expected to affect adversely such condition, properties, business, results of operations or prospects. The Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body that could be expected to result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company.

              (l) The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

              (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that materially and adversely affects the condition (financial or other), business, results of operations or prospects of the Company; (iii) the Company has not paid or


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         declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal of or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Shares hereunder and upon the exercise of options and other rights described in the Registration Statement) or increase in indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or other), business, properties, results of operations or prospects of the Company.

              (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company; except as disclosed in or specifically contemplated by the Prospectus, the Company has no knowledge of any material infringement by it or its customers, with respect to their use of the Company's trademarks, trade name rights, patent rights, mask works, copyrights, licenses, trade secrets or other similar rights of others, and there is no claim being made against the Company or its customers with respect to their use of the Company's products, which claims are regarding trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other infringements which could have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company.

              (o) The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or other), business, results of operations or prospects of the Company.

              (p) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could materially and adversely affect the condition (financial or other), business, results of operations or prospects of the Company.

              (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



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              (r) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

              (s) The Company maintains insurance of the types, with insurers, and in the amounts as are reasonable and customary in the business in which it is engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

              (t) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign or domestic office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign or federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

              (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (v) Other than the Underwriters acting in their capacity as such, no person is or will be owed any finders fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

         B. The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

              (a) The Selling Stockholder has, and on the Closing Date and the Additional Closing Date hereinafter mentioned will have, good and valid title to the Firm Shares and/or the Additional Shares, as applicable, proposed to be sold by the Selling Stockholder hereunder on such Closing Date and the Additional Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

              (b) The Selling Stockholder has executed and delivered a Custody Agreement and Power of Attorney (hereinafter referred to as the "Stockholder


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         Agreement") and in connection herewith has deposited in custody, under the Stockholder Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Shares to be sold hereunder by the Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. The Selling Stockholder agrees that the Shares to be sold by the Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholder Agreement, by any act of the Selling Stockholder, by operation of law, by the death or incapacity of the Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholder Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder and the form of the Stockholder Agreement has been delivered to you.

              (c) The Selling Stockholder has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding obligation of the Selling Stockholder, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors, and (ii) to the extent that rights to indemnity or contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws. The making and performance of this Agreement and the Stockholder Agreement and the consummation of the transactions herein contemplated and by the Stockholder Agreement will not result in a breach of any provisions of the certificate of incorporation or bylaws, as amended or restated, or other organizational documents, of the Selling Stockholder, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, or, to the Selling Stockholder's best knowledge, adversely change any other rights pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or


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         regulation of any court or any regulatory body, administrative agency or other governmental body, or arbitrator (domestic or foreign) applicable to the Selling Stockholder or any of its properties.

              (d) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

              (e) Each Preliminary Prospectus and the Prospectus, insofar as it has related to the Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to the Selling Stockholder, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (f) The Selling Stockholder is not aware that any of the representations and warranties set forth in Section 1.A above is untrue or inaccurate in any material respect.

         2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.

              (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a price per share of $_________, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto and (ii) the Selling Stockholder agrees to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Selling Stockholder, at the same price per share as specified in clause (i) hereof, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto.

              (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Morgan Keegan & Company, Inc., 50 North Front Street, 20th Floor, Memphis, Tennessee 38103 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 A.M. on the third business day (unless such time and date postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third business day after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you, the Selling Stockholder and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the certificates for the Firm Shares shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares to the order of the Company and to the Selling Stockholder by certified or official bank checks payable in New York Clearing House Funds, or by such other means as to which the parties may agree.

              The Company shall cause certificates for the Firm Shares to be prepared in registered form, in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company and the Selling Stockholder will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

              (c) In addition, (i) the Selling Stockholder hereby grants to the several Underwriters the option to purchase up to an aggregate of 130,000 Additional Shares (as set forth opposite the respective names of the Underwriters on Schedule I hereto), at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholder for the Firm Shares as set forth in this Section 2 and (ii) the Company hereby grants to the several Underwriters the option to purchase up to an aggregate of 375,500 Additional Shares (as set forth opposite the respective names of the Underwriters on Schedule I hereto), at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholder for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. The Underwriters shall not exercise the option granted by the Company unless and until the Underwriters have first exercised in full the option granted by the Selling Stockholder. Subject to the preceding sentence, the options may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option(s) is(are) being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option(s) shall have been exercised nor later than the third full business day after the date on which the option(s) shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The Company shall cause certificates for the Additional Shares to be prepared in registered form in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company and the Selling Stockholder will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

              Payment for the Additional Shares shall be made by certified or official bank check or checks, in New York Clearing House or similar next day funds, or by such other means as to which the parties may agree, payable to the order of the Company and the Selling Stockholder at the offices of Morgan Keegan & Company, Inc., 50 North Front Street, 20th Floor, Memphis, Tennessee 38103, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

              (d) Each of the Company and the Selling Stockholder acknowledge that the wire transfer by or on behalf of the Underwriters of the purchase price for any Shares does not constitute closing of a purchase and sale of the Shares. Only execution and delivery of a receipt for the Shares by the Underwriters indicates completion of the closing of a purchase of the Shares from the Company and/or the Selling Stockholder. Furthermore, in the event that the Underwriters wire funds to the Company and/or the Selling Stockholder prior to the completion of the closing of a purchase of Shares, each of the Company and/or the Selling Stockholder hereby acknowledges that until the Underwriters execute and deliver a receipt for the Shares, by telecopy or otherwise, the Company and/or the Selling Stockholder will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Shares is not completed and the wire funds are not returned by the Company and/or the Selling Stockholder to the Underwriters on the same day wired funds were received by the Company and/or the Selling Stockholder, each of the Company and/or the Selling Stockholder agrees to pay to the Underwriters in respect of each day the wired funds are not returned by it, in same-day funds, interest on the amount of such wired funds in an amount representing the Underwriters' cost of financing, as reasonably determined by the Underwriters.

         3. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4.   COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.

         A. The Company covenants and agrees with the several Underwriters that:

              (a) If the Registration Statement has not yet been declared effective at the time of execution of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus or any Term Sheet that constitutes a part thereof is otherwise required under Rules 424(b) and/or 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rules 424(b) and/or 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

              The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or the term sheet required to be filed pursuant to Rule 434) that differs from the prospectus or term sheet on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

              (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

              (c) The Company will, without charge, promptly deliver to you a signed copy of the Registration Statement, including exhibits and all amendments thereto, or a conformed copy of the registration statement originally filed with respect to the Shares, including exhibits and all amendments thereto, certified by the Secretary of the Company to be true and complete copies thereof as filed with the Commission by electronic transmission. The Company will promptly deliver to each of the several Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

              (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to be so qualified, or to execute a general consent for service of process in any jurisdiction in which it is not otherwise required to execute such a consent.

              (e) The Company will make generally available (within the meaning of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) to its security holders and to you as soon as practicable, but not later than 90 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

              (f) During the period of 270 days from the date of the Prospectus, the Company will not, without the prior written consent of Morgan Keegan & Company, Inc., on behalf of the Representatives, issue, sell, offer or agree to sell, encumber, pledge, grant any option for the sale of, or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors, and such of its other stockholders as have been heretofore designated by you not to engage in any of the aforementioned transactions on their own behalf, other than
(i) the sale by the Company and the Selling Stockholder of Shares hereunder and
(ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options.

              (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

              (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

              (i) The Company will use its best efforts to remain qualified, and to cause the Shares to be included, for quotation on the Nasdaq National Market.

              (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Rules and Regulations.

              B. The Selling Stockholder covenants and agrees with the several Underwriters that, during the period of 180 days from the date of the Prospectus, it will not, without the prior written consent of Morgan Keegan & Company, Inc., on behalf of the Representatives, sell, offer or agree to sell, encumber, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock).

              5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, and subject to the obligations of the Selling Stockholder set forth below, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed, and all amendments thereof (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) (excluding the legal fees incurred by the Underwriters in connection with drafting and negotiating the underwriting documents) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar. Pursuant to that certain letter agreement dated as of January 31, 1997 between the Company and the Selling Stockholder, the Selling Stockholder agreed to reimburse the Company upon the completion of the offering for the Company's expenses related to the offering as follows: (x) if the Selling Stockholder receives proceeds from the sale of 500,000 of its Shares sold in the offering at a price per share of not less than $8.00 and an underwriting discount of not more than seven percent (7%), the Selling Stockholder shall pay the Company on the Closing Date up to $200,000 of the expenses incurred by the Company to conduct the offering (including by not limited to printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, accounting expenses, Commission registration fees and Nasdaq National Market listing fees) (the "Expenses"); (y) if the Selling Stockholder receives proceeds from the sale of 1,000,000 of its Shares sold in the offering at a price per share of not less than $8.00 and an underwriting discount of not more than seven percent (7%), the Selling Stockholder shall pay the Company on the Closing Date up to $400,000 of the Expenses; and (z) if the Selling Stockholder receives proceeds from the sale of more than 500,000 of its Shares but less than 1,000,000 of its Shares sold in the offering at a price per share of not less than $8.00 and an underwriting discount of not more than seven percent (7%), the Selling Stockholder shall pay the Company on the Closing Date an amount of the Expenses equal to the product of (i) $400,000 multiplied by (ii) the number of Shares sold in the offering by the Selling Stockholder divided by 1,000,000. To the extent, if at all, that the Selling Stockholder engages legal counsel or any other advisors or persons to represent, counsel or advise it in connection with this offering, the fees and expenses of such counsel shall be borne by the Selling Stockholder.

              6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Gibson, Dunn & Crutcher LLP ("Underwriters' Counsel") pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus or any Term Sheet that constitutes a part thereof shall have been filed with the Commission in a timely fashion in accordance with Section 4.A(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

              (b) At the Closing Date, you shall have received the opinion of O'Melveny & Myers LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                   (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, and has no subsidiaries;

                   (2) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all outstanding shares of Common Stock (including the Firm Shares to be sold by the Selling Stockholder and the Additional Shares) have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights and conform to the description thereof contained in the Prospectus; without limiting the foregoing, there are no preemptive or other rights to subscribe for or purchase any of the Shares to be sold by the Company hereunder;

                   (3) The certificates evidencing the Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all material respects to the description thereof contained in the Prospectus;

                   (4) Except as disclosed in or specifically contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                   (5)  The statements under the captions "Risk
         Factors--Dependence on Key Manufacturer and --Anti-Takeover Effects of Certain Certificate of Incorporation and Bylaw Provisions and Delaware Law; Possible Issuance of Preferred Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Properties and --Litigation," "Management--Benefit Plans" and --Employment Agreements," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale," at the time the Registration Statement became effective, fairly summarize, in all material respects, the matters described therein insofar as such statements constitute a summary of documents referred to therein or matters of law;

                   (6)(a) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                   (6)(b) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other statistical information included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                   (6)(c) There are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not disclosed or filed, as required; and

                   (6)(d) There are no legal or governmental actions, suits or proceedings pending or, to such counsel's knowledge, threatened against the Company which are required to be described in the Prospectus which are not described as required;

                   (7) The Company has full corporate power and authority to enter into this Agreement and to sell and deliver the Firm Shares to be sold by it to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD;

                   (8) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, or, to the Company's best knowledge, adversely change any other rights pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which the Company or any of its properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body, or arbitrator (domestic or foreign) applicable to the Company or any of its properties or violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its property;

                   (9) The Company is not in violation of its certificate of incorporation or bylaws, as amended or restated, or other organizational documents, or in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which it or any of its properties may be bound or affected, except where such default would not materially and adversely affect the Company; and, to the knowledge of such counsel, the Company is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially and adversely affect the Company;

                   (10) No holders of securities of the Company have rights that have not been waived or satisfied to the registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                   (11) Except as set forth in the Registration Statement and the Prospectus, such counsel has no knowledge that any patent, trademark or copyright held by others is infringed by the activities of the Company described in the Registration Statement or the Prospectus or by the manufacture, use or sale of any product, device, system or instrument made by the Company; and

                   (12) Except as set forth in the Registration Statement and the Prospectus, such counsel has no knowledge of any actual or threatened material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques or technology, including, processes and substances, owned by or affecting the business operations of the Company that are pending or threatened against the Company or any of its officers or directors.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other statistical information and financial data included or incorporated by reference therein).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

              (c) At the Closing Date, you shall have received the opinion of ______________________, counsel for the Selling Stockholder, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                   (1) This Agreement and the Stockholder Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder; the Agent has been duly and validly authorized to act as the custodian of the Shares to be sold by such Selling Stockholder; the performance of this Agreement and the Stockholder Agreement, and the consummation of the transactions herein and therein contemplated by the Selling Stockholder will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, or, to the Selling Stockholder's best knowledge, adversely change any other rights pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body, or arbitrator (domestic or foreign) applicable to the Selling Stockholder or any of its properties; and to such counsel's knowledge no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement and the Stockholder Agreements or the consummation by the Selling Stockholder of the transactions contemplated herein or therein except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws, as to which no opinion is expressed;

                   (2) The Selling Stockholder has full right, power and authority to enter into this Agreement and the Stockholder Agreement and to sell, transfer and deliver the Shares to be sold on such Closing Date by the Selling Stockholder hereunder and good and marketable title to such Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder;

                   (3) The Stockholder Agreement executed and delivered by the Selling Stockholder is legally valid and binding;

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which would lead such counsel to believe that (i) the sections under the caption "Principal and Selling Stockholders" in the Registration Statement, in so far as it relates to the Selling Stockholder, at the time it became effective under the Act (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other statistical information and financial data included or incorporated by reference therein).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholder, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Selling Stockholder shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

              (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Stockholder shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (e) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

              (f) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Selling Stockholder, dated the Closing Date to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Selling Stockholder set forth in Section 1 hereof are accurate and (ii) as of the Closing Date, the obligations of the Selling Stockholder to be performed hereunder on or prior thereto have been duly performed.

              (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Price Waterhouse LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules and the pro forma financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, including, but not limited to, the applicable accounting requirements of Rule 11-02 of Regulation S-X; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the committees of such boards subsequent to February 29, 1996, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to February 29, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to November 30, 1996 there were, as of the date of the most recent available monthly financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from November 30, 1996 to the date of the most recent available monthly financial statements of the

Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

              (h) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to you such further information, certificates and documents as you may reasonably request including, without limitation, the Stockholder Agreement.

              (i) You shall have received from each person who is a director or officer of the Company, the Selling Stockholder and such additional stockholders as have been heretofore designated by you, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Morgan Keegan & Company, Inc., on behalf of the Representatives, offer, sell, offer or agree to sell, encumber, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 270 days after the date of the Prospectus, except for the Selling Stockholder, in which case the period shall be 180 days after the date of the Prospectus.

              (j) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

              (k) There shall not have occurred any change, or any development involving a prospective change, in the condition (financial or other), properties, business, results of operations or prospects of the Company from that set forth in the Registration Statement, that, in your reasonable judgment, is material and adverse and that make it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

              If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this

Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing, or by telephone, telex or telegraph, confirmed in writing.

         7.   INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and disbursements and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon:

              (1) any untrue statement or alleged untrue statement made by the Company in Section 2(A) of this Agreement)

              (2) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto executed by the Company or based upon written information furnished by or on behalf of the Company or the Principal Stockholders filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application");

              (3) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein no misleading; or

              (4) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including without limitation, slides, videos, films and tape recordings;

              PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and PROVIDED, FURTHER, that this indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity will be in addition to any liability which the Company may otherwise have, including under this Agreement.

              (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and disbursements and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company and the Selling

Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and in the paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

              (c) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and disbursements and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Selling Stockholder in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use therein; PROVIDED, HOWEVER, that the liability of the Selling Stockholder hereunder shall in no event exceed the net proceeds received by the Selling Stockholder from the sale of Common Stock pursuant to this Agreement. This indemnity will be in addition to any liability which the Selling Stockholder may otherwise have, including under this Agreement.

              (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent prejudiced thereby). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, (y) an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld, and (z) no indemnifying party, in the defense of any such claim or action, shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release for all liability with respect to such claim or action, without the written consent of such indemnified party.

              8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Sections 7(a), (b) or
(c) hereof is for any reason held to be unavailable from the Company, any Underwriter or the Selling Stockholder who would otherwise be liable as an indemnifying party under Section 7 of this Agreement, as the case may be, or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholder and such Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, the Selling Stockholder or such Underwriter, any contribution received by the Company, the Selling Stockholder or such Underwriter from persons other than (i) the Underwriters or the Selling Stockholder in the case of the Company,
(ii) the Company or the Selling Stockholder in the case of the Underwriters and
(iii) the Company or any Underwriter, in the case of the Selling Stockholder, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to that the Company, the Selling Stockholder and such Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and such Underwriter from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholder and such Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and such Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder and (z) the underwriting discounts and commissions received by such Underwriter, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder and such Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and such Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters entered into by and among the several Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) in no case shall the Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by the Selling Stockholder from the sale of Common Stock pursuant to this Agreement, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls the Selling Stockholder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Selling Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration

Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (iii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         9.   DEFAULT BY AN UNDERWRITER.

              (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, such Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

              (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Stockholder and the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company, the Selling Stockholder or the several Underwriters with respect thereto (except in each case as provided in Sections 5, 7(a), (b), (c) and 8 hereof), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters, the Company and the Selling Stockholder for damages occasioned by its or their default hereunder.

              (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that, in the opinion of the Underwriters and Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement, including the representations and warranties contained in Section 1, the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or the Selling Stockholder or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in
Section 1 and the agreements contained in Sections 5, 7 and 8 hereof shall survive the termination of this Agreement, including termination pursuant to Sections 9 or 11 hereof.

         11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

              (a) This Agreement shall become effective, upon the later of (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Stockholder or by you notifying the Company and the Selling Stockholder. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

              (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, the market for the Company's securities or the securities markets in general; or (ii) if trading on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority, or if a moratorium in foreign exchange trading by major international banks or persons has been declared, or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or
(iv) if there shall have occurred any outbreak or escalation of major hostilities or any change in the financial markets or any calamity or crises that, in your sole judgment, is material and adverse; or (v) if there shall have been such a change in the market for securities in general or in political, financial or economic conditions, in the case of each of clauses (i) through (v) if, in your sole judgment, any such event, individually or in the aggregate with any other such event, makes it inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

              (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the several Underwriters in connection herewith.

         12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telecopied or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Morgan Keegan & Company, Inc., 50 North Front Street, 20th Floor, Memphis, Tennessee, Attention: _____________; if sent to the Company or the Selling Stockholder, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 16542 Millikan Avenue, Irvine, California 92714, Attention: Mr. John C. Diebel. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; one business day after being sent by next-day courier; when answered back, if telexed; and when receipt acknowledged, if telecopied.

         13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Selling Stockholder and the Company and the controlling persons, directors, officers, employees and agents referred to in

Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY, THE UNDERWRITERS AND THE SELLING STOCKHOLDER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATED TO THIS AGREEMENT (INCLUDING THE STOCKHOLDER AGREEMENT) OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

         15. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY, THE UNDERWRITERS AND THE SELLING STOCKHOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TENNESSEE, IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT OR TO CONTEST THE JURISDICTION (IN REM OR IN PERSONAM) OR POWER OR DECISION OF SUCH COURT OVER OR PERTAINING TO THE PARTY OR WITH RESPECT TO THE SUBJECT MATTER IN ANY OTHER COURT WITHIN OR WITHOUT THE UNITED STATES OTHER THAN APPROPRIATE APPELLATE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF THE OTHER PARTIES HERETO WITH RESPECT THERETO. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT.

         If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                  Very truly yours,

                                  MEADE INSTRUMENTS CORP.

                                  By: ______________________________
                                          John C. Diebel
                                          Chairman of the Board and Chief
                                          Executive Officer

                                  CHURCHILL ESOP CAPITAL
                                  PARTNERS, A MINNESOTA LIMITED
                                  PARTNERSHIP

                                  By: ______________________________
                                  Name:
                                  Title:

Accepted as of the date first above written

MORGAN KEEGAN & COMPANY, INC.
CROWELL, WEEDON & CO.

BY: MORGAN KEEGAN & COMPANY, INC.

By: ___________________________________
      __________________________,
      __________________________

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                        Number of Shares to Be Purchased

                                                                 MAXIMUM NO. OF      MAXIMUM NO. OF
                                                                   ADDITIONAL      ADDITIONAL SHARES
                                                  FROM THE       SHARES TO BE       TO BE PURCHASED
                                     FROM THE      SELLING      PURCHASED FROM      FROM THE SELLING
NAME OF UNDERWRITER                  COMPANY     STOCKHOLDER      THE COMPANY         STOCKHOLDER
-------------------                  -------     -----------      -----------         -----------
MORGAN KEEGAN & COMPANY, INC.
CROWELL, WEEDON & CO.






TOTAL                               2,500,000      870,000          375,500             130,000
                                    =========      =======          =======             =======

                                   SCHEDULE II

                               Selling Stockholder

                                                                MAXIMUM NO. OF
                                                                  ADDITIONAL
                                             NUMBER OF FIRM      SHARES TO BE
NAME OF SELLING STOCKHOLDER                 SHARES TO BE SOLD      PURCHASED

CHURCHILL ESOP CAPITAL PARTNERS, A
MINNESOTA LIMITED PARTNERSHIP                    870,000            130,000
TOTAL                                            870,000            130,000
                                                 =======            =======



                                      A-2